UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 30, 2017

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL	33160
(Address of Principal Executive Offices)	(Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 30, 2017, the Board of Directors of Net Element, Inc. (the “Company”) nominated and elected the following current independent directors to fill in the vacancies on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors, which vacancies resulted from the resignation, effective June 30, 2017, of William Healy:

(i) James Caan was elected, effective June 30, 2017, to serve as a member of the Audit Committee and the Compensation Committee;

(ii) Drew Freeman was elected, effective June 30, 2017, to serve as (A) a member of the Nominating and Corporate Governance Committee and (B) a new Chairman of the Compensation Committee;

(iii) Howard Ash was elected, effective June 30, 2017, to serve as new Chairman of the Nominating and Corporate Governance Committee.

The Chairman of any committee of the Board (other than the Audit Committee) receives an annual retainer of $15,000, each member of the Audit Committee receives a supplemental annual retainer of $5,000, and each member of any other committee of the Board receives a supplemental annual retainer of $2,500. In addition, each independent director receives an annual award of such number of shares of Common Stock equal to $15,000 (pro rated for any partial calendar year for which a director serves).

Mr. Healy’s notice of resignation was previously disclosed in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on June 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2017

NET ELEMENT, INC.

By:	/s/ Jonathan New
Name:	Jonathan New
Title:	Chief Financial Officer

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